SECURITIES AND EXCHANGE COMMISSION

                   Washington, D.C.  20549


                          FORM 8-K


                       CURRENT REPORT


 Pursuant to Section 13 or 15(d) of the Securities Exchange
                         Act of 1934

 Date of Report (Date of earliest event report):  April 27, 1999


                  DEVON ENERGY CORPORATION
   (Exact Name of Registrant as Specified in its Charter)


         OKLAHOMA                          1-10067                 73-1474008
(State or Other Jurisdiction       (Commission File Number)      (IRS Employer
of Incorporation or Organization)                                Identification
                                                                 Number)


      20 NORTH BROADWAY, SUITE 1500, OKLAHOMA CITY, OK        73102
          (Address of Principal Executive Offices)         (Zip Code)


     Registrant's telephone number, including area code: (405) 235-3611






                      Page 1 of 5 pages
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Item 5.  Other Events

Revisions to 1999 Estimates

     The 1998 annual report on Form 10-K, and a Form 8-K filed on February 8, 1999, contained forward-looking information for the year 1999. Where necessary, that information has been revised as set forth in the following discussion. The revised forward-looking statements provided in this discussion are based on management's examination of historical operating trends, the December 31, 1998 reserve reports of independent petroleum engineers, other data in Devon's possession or available from third parties and actual results for the first quarter of 1999. Devon cautions that its future oil, gas and NGLs production, revenues and expenses are subject to all of the risks and uncertainties normally incident to the exploration for and development and production and sale of oil and gas. These risks include, but are not limited to, price volatility, inflation or lack of availability of goods and services, environmental risks, drilling risks, regulatory changes, the uncertainty inherent in estimating future oil and gas production or reserves, and other risks as outlined below. Also, the financial results of Devon's Canadian operations are subject to currency exchange rate risks. Additional risks are discussed below in the context of line items most affected by such risks.

     Specific Assumptions and Risks Related to Price and
Production Estimates Prices for oil, natural gas and NGLs are determined primarily by prevailing market conditions.
Market conditions for these products are influenced by regional and world-wide economic growth, weather and other substantially variable factors. These factors are beyond
Devon's control and are difficult to predict. In addition to volatility in general, Devon's oil, gas and NGLs prices may vary considerably due to differences between regional markets, transportation availability and demand for different grades of oil, gas and NGLs. Over 90% of Devon's revenues are attributable to sales of these three commodities. Consequently, Devon's financial results and resources are highly influenced by this price volatility.

     Estimates for Devon's future production of oil, natural gas and NGLs are based on the assumption that market demand and prices for oil and gas will continue at levels that allow for profitable production of these products. There can be no assurance of such stability.

     Certain of Devon's individual oil and gas properties are sufficiently significant as to have a material impact on the overall financial results. With respect to oil production, these properties include the West Red Lake Field and the Grayburg-Jackson Unit, both in southeast New Mexico, and the Gilby and Halkirk areas in Alberta. Devon's interest in NEBU and the 32-9 Unit, both in the San Juan Basin, and the Coleman and Hamburg areas in Alberta can have a significant effect on overall gas production.

     The production, transportation and marketing of oil, natural gas and NGLs are complex processes which are subject to disruption due to transportation and processing availability, mechanical failure, human error, meteorological events and numerous other factors. The following forward-looking statements were prepared assuming demand, curtailment, producibility and general market conditions for Devon's oil, natural gas and NGLs for 1999 will be substantially similar to those of 1998, unless otherwise noted. Given the general limitations expressed herein, Devon's forward-looking statements for 1999 are set forth below. Unless otherwise noted, all of the following dollar amounts are expressed in U.S. dollars. Those amounts related to Canadian operations have been converted to U.S. dollars using an exchange rate of $0.6626 U.S. dollar to one Canadian dollar. This exchange rate approximates both the average rate for the first quarter of 1999 and the rate as of March 31, 1999. The actual 1999 exchange rate may vary materially from the year-end 1998 rate used. Such variations could have a material effect on the following Canadian estimates.

     Discussed below are those areas where revisions have been made to the 1999 estimates originally included in the aforementioned Form 10-K and Form 8-K.

     Oil Prices. The original estimate for Devon's average 1999 realized price for domestic oil production was between $0.25 to $0.55 above West Texas Intermediate ("WTI") posted prices. For the first quarter of 1999, Devon's domestic production averaged $11.14 per barrel, which was $0.75 above the average WTI posted price of $10.39 per barrel. The primary cause for the higher differential in the first quarter of 1999 was the renegotiation of certain contracts during the quarter at higher premiums above WTI posted prices. As a result, Devon has revised upward its estimate of realized domestic oil prices for the year 1999 to between $0.50 to $0.80 above the average WTI posted price for the year.

     The original estimate for Devon's average 1999 realized price for its Canadian oil production not subject to hedges was between $1.75 and $2.25 below WTI posted prices. For the first quarter of 1999, Devon's Canadian production not subject to hedges averaged $9.40 per barrel, which was $0.99 less than the average WTI posted prices for the quarter. This better differential was the result of several factors. The original estimate included a negative effect of $1.25 per barrel from certain foreign exchange hedges. The actual effect of these hedges on the first quarter oil price was approximately $1.05 per barrel. Also, the original estimate included a negative effect of approximately $0.90 per barrel for quality adjustments. The actual effect of such quality adjustments in the first quarter was only $0.30 per barrel. As a result of these and other factors, Devon has revised upward its estimate of realized Canadian oil prices related to non-hedged production for the year 1999 to between $1.25 and $1.75 below WTI posted prices.

     Gas Prices - Floating. The original estimate of Devon's average 1999 realized price for Canadian production not subject to fixed prices was between $0.80 to $0.95 less than the New York Mercantile Exchange price ("NYMEX"). For the first quarter of 1999, the Canadian production not subject to fixed prices averaged $1.28, which was only $0.47 less than the NYMEX average for the quarter. This differential was substantially better than that originally estimated for the year.

     Devon's Canadian production that is not fixed as to price is primarily sold at prices based on either the NYMEX price or the market price at the Alberta Energy Company ("AECO") trading center. Production sold based on AECO prices at times generates a higher net price per Mcf than
that sold based on NYMEX prices.   For the first quarter of
1999, approximately 55% of the Canadian floating-price production was tied to AECO. However, this percentage is expected to drop to 30% for the last three quarters of the year, and average 40% for the year. Also, the AECO base price was only $0.11 less than the NYMEX price for the first quarter. This difference is expected to be approximately $0.45 for the last three quarters and to average $0.40 for the year. The combination of the higher first quarter percentage of floating-price production tied to AECO and the lower differential between AECO and NYMEX yielded a Canadian gas price differential compared to NYMEX that is expected to be lower than the remainder of the year.

     However, based on the actual first quarter results and other factors that should increase the Canadian gas price realization for the remainder of the year, Devon has revised its expected Canadian floating-price differential for the year. For the last three quarters of 1999, Devon expects its Canadian floating-price production to average between $0.65 to $0.80 less than NYMEX. For the full year 1999, Devon expects such production to average between $0.60 and $0.75 less than NYMEX.

                         SIGNATURES


     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

                              DEVON ENERGY CORPORATION



                              By:  /s/ Danny J. Heatly
                                   Controller


Date:     April 27, 1999